 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Two Landmark Square, Suite 300 Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 1, 2023, Ms. Donna Dellomo, the Chief Financial Officer, principal accounting officer, Secretary and Treasurer of The Lovesac Company (the “Company”) informed the Company that she will resign from her role effective June 30, 2023 (“Separation Date”).
Prior to the Separation Date, the Company intends to enter into a Release Agreement with Ms. Dellomo pursuant to which, in exchange for Ms. Dellomo’s execution and non-revocation of a general release of claims, Ms. Dellomo will be eligible to receive the following payments and benefits: (i) a pro-rata cash bonus with respect to the fiscal year ending February 4, 2024 subject to the Company’s achievement of the performance targets applicable to such bonus; (ii) subsidized COBRA benefits for a period of up to twelve (12) months from the Separation Date; (iii) extension of the period Ms. Dellomo has to exercise vested Company stock options from ninety (90) days following the end of the proposed Senior Strategic Advisory Agreement (as described below) until the expiration date of the stock option; and (d) following the Separation Date, a limited engagement as an independent contractor to provide services to the Company as a strategic advisor pursuant to the terms of a Senior Strategic Advisor Agreement.
Pursuant to the Senior Strategic Advisor Agreement we intend to enter into with Ms. Dellomo, she is expected to provide advisory and other transition services to the Company for a period of up to twelve (12) months (the “Term”) unless earlier terminated by either party in accordance with the Senior Strategic Advisor Agreement. We expect the Senior Strategic Advisor Agreement will entitle Ms. Dellomo to a monthly retainer of $50,000 (the “Monthly Retainer”) for up to twenty (20) hours per week, with hours in excess of eight-six (86) per month to be paid at $600 per hour. If the Company terminates the Senior Strategic Advisor Agreement prior to the expiration of the Term, we expect that the Company will continue to pay Ms. Dellomo the Monthly Retainer through the balance of the Term. Any termination of the Senior Strategic Advisory Agreement by Ms. Dellomo will entitle her to payment of the Monthly Retainer through the date of termination only.

The foregoing description of the Release Agreement and Senior Strategic Advisor Agreement is only a summary and is qualified in its entirety by reference to the full text of the final, executed Release Agreement and the Senior Strategic Advisor Agreement, copies of which the Company intends to file with its Quarterly Report on Form 10-Q for the second quarter of fiscal 2024.

    Appointment of Chief Financial Officer

On June 1, 2023, the Board of Directors (the “Board”) of the Company appointed Mr. Keith Siegner to serve as Executive Vice President and Chief Financial Officer of the Company, effective June 30, 2023.

Mr. Siegner, 48, joins the Company from Vindex, LLC, a privately owned company that was sold to Savvy Games Group in February 2023 and leading global esports technology and infrastructure company, where he served as Chief Financial Officer from April 2021 to April 2023. From July 2016 to April 2021, Mr. Siegner served as Vice President, Investor Relations, Mergers & Acquisitions, and Treasurer at Yum! Brands (NYSE: YUM), which included leading the capital markets, global cash management, and risk finance teams, and corporate strategy for several years during his tenure. Before YUM, Mr. Siegner was a senior banking executive in equity research serving as Executive Director at UBS Securities, LLC from October 2013 to July 2016, and Director at Credit Suisse Securities USA, LLC from February 2001 to October 2013. He began his career at Arthur Andersen LLP in the International Tax Consulting Division. Mr. Siegner received bachelor of science and master of science degrees in accounting from Wake Forest University, and is a Certified Financial Analyst Charterholder and a Certified Public Accountant.

There is no arrangement or understanding between Mr. Siegner and any other persons pursuant to which Mr. Siegner was appointed as Chief Financial Officer. Neither Mr. Siegner nor any of his immediate family members have been or are currently proposed to be a participant in any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Siegner’s Compensation Arrangement

Pursuant to Mr. Siegner’s offer letter and employment agreement with the Company, effective June 1, 2023, Mr. Siegner’s base salary will be $450,000 and he will be eligible for an annual cash-based short-term incentive award (“Annual Incentive”) with a target award amount of 55% of his base salary up to a maximum of 110% of his base salary. The payment of any Annual Incentive shall be subject to the Company’s performance relative to metrics and targets set by the Compensation Committee of the Board of Directors for the performance period, and subject to the terms and conditions of any applicable compensation plans. Mr. Siegner will be eligible to receive (i) an annual grant of restricted stock units (“RSUs”) with a grant date value of approximately $450,000 which will be subject to time-based and performance-based vesting conditions, and (ii) an annual discretionary grant of RSUs with a grant date value of approximately $600,000 which will be subject to performance-based vesting conditions. Mr. Siegner will receive a cash signing bonus of $50,000 payable within thirty (30) days of his commencement of employment, and a one-time RSU grant with a grant date value of approximately $450,000, subject to time-based and performance-based vesting conditions. The terms and conditions of all RSU grants will be established by the Compensation Committee and governed by applicable equity compensation plans and award agreements. Mr. Siegner has entered into an employment agreement with the Company which provides severance benefits upon separation of employment, the terms of which are consistent with the employment agreements that have been entered into with the other executive officers of the Company.

The foregoing summary of Mr. Siegner’s employment agreement and offer letter is qualified in its entirety by the complete copy of each document attached hereto as Exhibits 10.1 and 10.2. A copy of the Company’s June 7, 2023 press release announcing the foregoing organizational changes is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Resignation of Chief Strategy Officer

On June 1, 2023, the Company also announced the retirement of Mr. Jack A. Krause, as the Company’s Chief Strategy Officer, effective June 30, 2023. Mr. Krause will continue to serve on the Company’s Board of Directors. As a non-employee director, Mr. Krause will be entitled to receive compensation in accordance with the Company's non-employee Director Compensation Policy (the "Policy"), which is discussed in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 17, 2023. Under this Policy, Mr. Krause will receive an annual RSU grant valued at $125,000, pro-rated to reflect his tenure as a non-employee director, which vests on the anniversary of the grant date. In addition, Mr. Krause will also be entitled to an annual cash retainer of $75,000 payable in four quarterly installments which he may elect to receive in the form of a single grant of RSUs which vests on the anniversary of the grant date. Mr. Krause will also receive a pro-rata cash bonus with respect to the fiscal year ending February 4, 2024 subject to the Company’s achievement of the performance targets applicable to such bonus.

Item 7.01	Regulation FD Disclosure

On June 7, 2023, the Company issued a press release with respect to the changes in the Company’s leadership, a copy of which is furnished with the Current Report as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of the Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Keith Siegner, dated June 1, 2023
10.2	Offer Letter between the Company and Keith Siegner, dated May 12, 2023
99.1	Press Release, dated June 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2023

THE LOVESAC COMPANY

	By:	/s/ Mary Fox
	Name:	Mary Fox
	Title:	President and Chief Operating Officer